Exhibit 10.1

Management Services and Technology
Consulting Agreement

between

Adegu Canada Inc.

and

Monar International Inc.

28 January 2011

THIS AGREEMENT dated 28 January, 2011, is between Adegu Canada Inc., a corporation incorporated under the Canada Business Corporations Act., Canada (hereinafter referred to as "Adegu") and Monar International Inc. (“Monar"), a corporation incorporated under the laws of the State of Nevada, USA.

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

1.	Management Services and Technology Consulting

Service provision
That as Monar wishes to obtain, and as Adegu is willing to provide, general management services and access to certain technical understandings and expertise.

Secondment
The Parties have jointly concluded the best and most effective method of achieving this would be through the person of Medhat Mahmoud (the “Consultant”). Therefore both agree that the Consultant shall be seconded to Monar for the duration of this agreement; or as may further be mutually agreed.  The parties further agree that the Consultant will provide his services from Adegu’s location in Toronto, except as and to the extent that business requirements necessitate travel to and/or temporary relocation elsewhere, primarily to Montreal.

Services to be provided
The Services to be provided by Adegu to Monar shall be general management services, business planning, product and service development and consulting on certain technical fields in which the Consultant has specialist technical expertise. In particular, these services will assess the potential for applying Adegu’s Smart Screen technology to the development of Monar’s on line merchandising business, as well as assessing the broader business potential of Adegu’s Smart Screen technology in other applications.

2.	Compensation

Basis of compensation
Adegu shall charge and invoice, and Monar agrees to pay, a monthly fee, as herein mutually agreed and as from time-to-time may be amended, that reflects the time and effort devoted by the Consultant to the conduct of business for, with and on behalf of Monar. Expenses related to travel or relocation out of Toronto shall be mutually agreed upon and invoiced to Monar.

Compensation
The fee for Management Services and Consulting shall initially be set at a rate of Canadian Dollars Seven Thousand (CAD 7,000) per month.   The Parties acknowledge that the first monthly fee has been paid.

Term
The term of this agreement is three (3) months, except as may be amended by agreement of the Parties.

3.	MISCELLANEOUS.

Prior Agreements; Amendments
This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

Headings
The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

Governing Law
This Agreement shall be governed by and construed and enforced in accordance with the laws of Hong Kong, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in the courts of Hong Kong.

Notices
All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) or by facsimile, as follows:

If to Adegu:
Adegu Canada Inc.
6 – 581 Scarlett Road
Toronto, ON
Canada
e-mail: MMahmoud <mmahmoud@adegu.com>

If to Monar:
Monar International Inc.
Suite 1302 Sino Favour Centre
1 On Yip Street
Chaiwan, Hong Kong
e-mail:  Robert Clarke <bob@rgclarke.com>

Effect
In the event any portion of this Agreement is deemed to be null and void under any domestic or foreign law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

Counterparts
This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Adegu Canada Inc. and Monar International Inc. on the date first above written.

For and on behalf of Adegu Canada Inc. AMAL ISMAIL Amal Ismail President
For and on behalf of Monar International Inc. ROBERT CLARKE Robert Clarke Director & President